Exhibit 99.1

Anne Spitza	Ken Rizvi
Corporate Communications	M&A, Treasury & Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Reports Fourth Quarter and 2010 Annual Results

For the fourth quarter of 2010, highlights include:

•	Total revenues of approximately $579.2 million

•	GAAP gross margin of 41.0 percent

•	Non-GAAP gross margin of 41.2 percent

•	GAAP net income of $0.14 per fully diluted share

•	Non-GAAP net income of $0.22 per fully diluted share which includes stock-based compensation expense

•	Record low net debt position of approximately $123 million

For 2010, highlights include:

•	Record total revenues of approximately $2.313 billion, up approximately 31 percent compared to 2009

•	Record adjusted EBITDA of $566.4 million

•	GAAP net income of $0.65 per fully diluted share

•	Non-GAAP net income of $0.89 per fully diluted share which includes stock-based compensation expense

PHOENIX, Ariz. – Feb. 3, 2011 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that total revenues in the fourth quarter of 2010 were $579.2 million, a decrease of approximately 4 percent from the third quarter of 2010. During the fourth quarter of 2010, the company reported GAAP net income of $61.0 million, or $0.14 per fully diluted share. The fourth quarter 2010 GAAP net income included net charges of $38.2 million, or $0.09 per fully diluted share, from special items. The special item details can be found in the attached schedules. During the third quarter of 2010, the company reported a GAAP net income of $87.8 million, or $0.20 per fully diluted share.

Fourth quarter 2010 non-GAAP net income was $99.2 million, or $0.22 per share on a fully diluted basis, and includes stock-based compensation expense. Third quarter 2010 non-GAAP net income was $107.8 million, or $0.25 per share on a fully diluted basis, and includes stock-based compensation expense. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release, such as non-GAAP gross margin, adjusted EBITDA and net debt) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com/.

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ON Semiconductor Reports Fourth Quarter and 2010 Annual Results

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On a mix-adjusted basis, average selling prices in the fourth quarter of 2010 were down approximately one percent when compared to the third quarter of 2010. GAAP gross margin in the fourth quarter was 41.0 percent. Non-GAAP gross margin in the fourth quarter of 2010 was 41.2 percent and includes stock-based compensation expense. GAAP gross margin in the fourth quarter included a net charge of approximately $1.2 million, or approximately 20 basis points, from special items. The special item details can be found in the attached schedules.

Adjusted EBITDA for the fourth quarter of 2010 was $145.4 million and includes stock-based compensation expense. Adjusted EBITDA for the third quarter of 2010 was $150.6 million and includes stock-based compensation expense.

Total revenues for 2010 were approximately $2.313 billion, an increase of 31 percent from approximately $1.769 billion in 2009. During 2010, the company reported GAAP net income of $290.5 million, or $0.65 per fully diluted share. The 2010 GAAP net income included net charges of $105.3 million from special items. During 2009, the company reported GAAP net income of $61.0 million, or $0.14 per fully diluted share. The 2009 GAAP net income included net charges of $104.9 million from special items. The special item details can be found in the attached schedules.

The non-GAAP net income for 2010 was $395.8 million, or $0.89 per share on a fully diluted basis and includes stock-based compensation expense. The non-GAAP net income for 2009 was $165.9 million, or $0.38 per share on a fully diluted basis, and includes stock-based compensation expense.

The company’s GAAP gross margin in 2010 was 41.3 percent. GAAP gross margin in 2010 included a net charge of approximately $10.4 million, or approximately 50 basis points from special items. Non-GAAP gross margin in 2010 was 41.8 percent including stock-based compensation expense. The company’s GAAP gross margin in 2009 was 35.1 percent. GAAP gross margin in 2009 included a net charge of approximately $13.8 million, or approximately 80 basis points from special items. Non-GAAP gross margin in 2009 was 35.9 percent including stock-based compensation expense. The special item details can be found in the attached schedules.

“We achieved strong financial results in 2010 and continue to make great progress in our vision of becoming a premier global supplier of high-performance, silicon solutions for energy efficient electronics,” said Keith Jackson, ON Semiconductor president and CEO. “We continue to transform our product portfolio and improve our value proposition to customers. In 2010, over 50 percent of our sales came from sole-sourced products, a record for the company. In addition, we achieved the highest annual revenues, gross margins and adjusted EBITDA in the company’s history as a public company. Marking another milestone, we exited the year with our highest cash and cash equivalents balance as well as our lowest net debt position. Building on this strength, we closed the acquisition of SANYO Semiconductor subsequent to the year end. This transaction enables ON Semiconductor to expand into the Japanese market and broadens our product portfolio, adding new capabilities from microcontrollers and custom application specific integrated circuits (ASICs) to integrated power modules and motor control devices. We also recently announced the signing of a definitive agreement to acquire the CMOS Image Sensor Business Unit from Cypress Semiconductor Corporation for approximately $31.4 million. The acquisition will position ON Semiconductor as a leading supplier of ultra-high-speed CMOS image sensors and a top 10 supplier of image sensors worldwide. As we enter 2011, we are excited about the growth prospects of ON Semiconductor and our ability to continue delivering high value products to our global customer base.”

ON Semiconductor Reports Fourth Quarter and 2010 Annual Results

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FIRST QUARTER 2011 OUTLOOK

“Based upon product booking trends, backlog levels and estimated turns levels, we anticipate that historical ON Semiconductor revenues (excluding revenues from SANYO Semiconductor) will be approximately $570 to $590 million in the first quarter of 2011,” Jackson said. “Backlog levels at the beginning of the first quarter of 2011 represent over 90 percent of our anticipated first quarter 2011 revenues. We expect that average selling prices for the first quarter of 2011 will be down approximately one to two percent when compared to the fourth quarter of 2010. The non-GAAP outlook for the first quarter of 2011 includes stock-based compensation expense of approximately $11 to $13 million.”

The following table outlines historical ON Semiconductor’s first quarter 2011 GAAP and non-GAAP outlook (excluding the expected results of SANYO Semiconductor).

ON SEMICONDUCTOR Q1 2011 BUSINESS OUTLOOK (Excludes expected results of SANYO Semiconductor)

	GAAP	Special Items ***	Non-GAAP****
Revenue	$570 to $590 million		$570 to $590 million

Gross Margin	40% to 41%	$1 million	40% to 41%

Operating Expenses	$137 to $141 million	$10 million	$127 to $131 million

Net Interest Expense / Other Expenses	$10 million		$10 million

Convertible Notes, Non-cash Interest Expense*	$9 million	$9 million	$0 million

Tax	$4 million	$1 million	$3 million

Fully Diluted Share Count **	460 million		460 million

In addition to our normal guidance for historical ON Semiconductor (which excludes the expected results from SANYO Semiconductor), we anticipate that SANYO Semiconductor will add approximately $260 to $285 million of incremental revenue to ON Semiconductor’s revenue guidance outlined above. We currently anticipate that the SANYO Semiconductor business will generate GAAP operating losses in the first quarter of 2011 from among other items, purchase accounting and acquisition related costs, but anticipate that the SANYO Semiconductor business will generate non-GAAP operating profits in the range of zero to five percent of SANYO Semiconductor sales in the first quarter of 2011. Given the recent close of the transaction, we are still finalizing the purchase accounting associated with the transaction. We should be in a position to provide more details regarding the financials of SANYO Semiconductor on our next call.****

*	Convertible Notes, Non-cash Interest Expense are included in FASB’s Accounting Standards Codification (“ASC”) Topic 470 Debt.
**	Fully diluted share count can vary for, among other things, the actual exercise of options or restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or the sale of treasury shares. Please refer to the table on our website for potential changes to the Fully Diluted Share Count.
***	Special Items can include: restructuring, asset impairments and other, net; expensing of appraised inventory fair market value (FMV) step up; amortization of intangibles; goodwill impairments; income tax adjustments to approximate cash taxes; non-cash interest expense and certain other special items as necessary.

ON Semiconductor Reports Fourth Quarter and 2010 Annual Results

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****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 8:00 a.m. Eastern Time (ET) on Feb 3, 2011 to discuss this announcement and ON Semiconductor’s results for the fourth quarter and 2010 annual results. The company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 546-9664 (U.S./Canada) or (973) 935-8144 (International). In order to join this conference call, you will be required to provide the Conference ID Number – which is 38507786. Approximately one hour following the live broadcast, the company will provide a dial-in replay that will continue to be available through Feb 10, 2011. To listen to the teleconference replay, call (800) 642-1687 (U.S./Canada) or (706) 645-9291 (International). You will be required to provide the Conference ID Number – which is 38507786.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is a premier supplier of high performance, silicon solutions for energy efficient electronics. The company’s broad portfolio of power and signal management, logic, discrete and custom devices helps customers effectively solve their design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power applications. ON Semiconductor operates a world-class, value-added supply chain and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the future financial performance of ON Semiconductor. These forward-looking statements are based on information available to us as of the date of this release, our current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to, difficulties encountered in integrating acquired businesses; difficulties in accurately predicting the future financial performance of recently acquired businesses, such as SANYO Semiconductor; the variable demand and the aggressive pricing environment for semiconductor products; dependence on our company’s ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our

ON Semiconductor Reports Fourth Quarter and 2010 Annual Results

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current products; the adverse impact of competitive product announcements; revenues and operating performance; poor economic conditions and markets, including the current credit markets; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at customers and distributors; technological and product development risks; availability of raw materials; competitors’ actions; pricing and gross margin pressures; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses; significant litigation; risks associated with decisions to expend cash reserves for various uses such as debt prepayment or acquisitions rather than to retain such cash for future needs; risks associated with acquisitions and dispositions; effects of exchange rate fluctuations and changes in the economy and our business; risks associated with leverage and restrictive covenants in debt agreements; risks associated with international operations, including foreign employment and labor matters associated with unions and collective bargaining agreements; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks related to new legal requirements; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

ON Semiconductor Reports Fourth Quarter and 2010 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2010	October 1, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net revenues	$579.2	$600.7	$497.1	$2,313.4	$1,768.9
Cost of revenues	341.6	354.2	302.5	1,357.4	1,148.2

Gross profit	237.6	246.5	194.6	956.0	620.7
Gross margin	41.0%	41.0%	39.1%	41.3%	35.1%

Operating expenses:
Research and development	59.4	63.3	50.7	248.0	198.8
Selling and marketing	38.0	35.5	33.5	145.6	120.9
General and administrative	31.9	31.2	20.1	129.9	104.5
Amortization of acquisition related intangible assets	7.9	7.9	7.2	31.7	29.0
Restructuring, asset impairments and other, net	3.5	0.9	(0.7)	10.5	24.9
Goodwill and intangible asset impairment charges	16.1	—	—	16.1	—

Total operating expenses	156.8	138.8	110.8	581.8	478.1

Operating income	80.8	107.7	83.8	374.2	142.6

Other income (expenses), net:
Interest expense	(16.4)	(14.1)	(15.4)	(61.4)	(64.6)
Interest income	0.1	0.2	0.1	0.5	0.8
Other	0.1	(0.8)	(0.5)	(6.9)	(4.7)
Loss on debt repurchase	—	—	—	(0.7)	(3.1)

Other expenses, net	(16.2)	(14.7)	(15.8)	(68.5)	(71.6)

Income before income taxes	64.6	93.0	68.0	305.7	71.0
Income tax (provision) benefit	(3.4)	(4.6)	0.4	(12.8)	(7.7)

Net income	61.2	88.4	68.4	292.9	63.3
Net income attributable to minority interest	(0.2)	(0.6)	(0.4)	(2.4)	(2.3)

Net income attributable to ON Semiconductor Corporation	$61.0	$87.8	$68.0	$290.5	$61.0

Net income per common share attributable to ON Semiconductor Corporation:
Basic:	$0.14	$0.20	$0.16	$0.67	$0.14

Diluted:	$0.14	$0.20	$0.15	$0.65	$0.14

Weighted average common shares outstanding:
Basic	434.2	431.6	426.0	431.0	420.8

Diluted:	447.5	439.8	442.9	444.4	432.1

ON Semiconductor Reports Fourth Quarter and 2010 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	December 31, 2010	October 1, 2010	December 31, 2009
Assets
Cash, cash equivalents and short-term investments	$623.3	$562.9	$571.2
Receivables, net	294.6	314.3	260.9
Inventories, net	360.8	350.8	269.9
Other current assets	63.6	52.9	51.5
Deferred income taxes, net of allowances	15.7	14.8	15.1

Total current assets	1,358.0	1,295.7	1,168.6
Restricted cash	142.1	—	5.9
Property, plant and equipment, net	864.3	820.5	705.5
Goodwill	191.2	198.2	175.4
Intangible assets, net	303.0	318.6	298.7
Other assets	60.6	61.5	60.2

Total assets	$2,919.2	$2,694.5	$2,414.3

Liabilities and Stockholders’ Equity
Accounts payable	$256.9	$250.9	$172.9
Accrued expenses	162.6	149.1	135.5
Income taxes payable	5.1	2.4	5.0
Accrued interest	0.8	4.5	0.9
Deferred income on sales to distributors	149.5	134.5	98.8
Current portion of long-term debt	136.0	135.8	205.9

Total current liabilities	710.9	677.2	619.0
Long-term debt	752.8	650.2	727.6
Other long-term liabilities	49.3	46.4	49.3
Deferred income taxes, net of allowances	18.2	18.1	13.8

Total liabilities	1,531.2	1,391.9	1,409.7

ON Semiconductor Corporation stockholders’ equity:
Common stock	4.9	4.8	4.7
Additional paid-in capital	3,016.1	2,987.7	2,916.6
Accumulated other comprehensive loss	(59.1)	(59.6)	(64.9)
Accumulated deficit	(1,213.9)	(1,274.9)	(1,504.4)
Less: treasury stock, at cost	(382.0)	(377.2)	(367.0)

Total ON Semiconductor Corporation stockholders’ equity	1,366.0	1,280.8	985.0
Minority interest in consolidated subsidiaries	22.0	21.8	19.6

Total equity	1,388.0	1,302.6	1,004.6

Total liabilities and equity	$2,919.2	$2,694.5	$2,414.3

ON Semiconductor Reports Fourth Quarter and 2010 Annual Results

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31, 2010	October 1, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net income	$61.2	$88.4	$68.4	$292.9	$63.3
Plus:
Depreciation and amortization	44.5	42.4	38.0	166.9	155.6
Interest expense	16.4	14.1	15.4	61.4	64.6
Interest income	(0.1)	(0.2)	(0.1)	(0.5)	(0.8)
Income tax provision (benefit)	3.4	4.6	(0.4)	12.8	7.7
Net income attributable to minority interest	(0.2)	(0.6)	(0.4)	(2.4)	(2.3)
Non-cash impairment charges	16.1	—	0.7	16.1	6.3
Restructuring, asset impairments and other, net	3.5	0.9	(0.7)	10.5	24.9
Loss on debt repurchase	—	—	—	0.7	3.1
Expensing of appraised inventory fair market value step up	0.6	1.0	3.3	8.0	11.5

Adjusted EBITDA*	145.4	150.6	124.2	566.4	333.9
Increase (decrease):
Interest expense	(16.4)	(14.1)	(15.4)	(61.4)	(64.6)
Interest income	0.1	0.2	0.1	0.5	0.8
Income tax (provision) benefit	(3.4)	(4.6)	0.4	(12.8)	(7.7)
Net income attributable to minority interest	0.2	0.6	0.4	2.4	2.3
Restructuring, asset impairments, and other, net	(3.5)	(0.9)	0.7	(10.5)	(24.9)
Expensing of appraised inventory fair market value step up	(0.6)	(1.0)	(3.3)	(8.0)	(11.5)
Stock compensation expense	11.2	12.2	11.9	52.5	54.2
Gain on sale or disposal of fixed assets	(1.7)	(1.5)	(1.7)	(6.9)	(3.9)
Amortization of debt issuance costs and debt discount	0.6	0.5	0.7	2.5	3.1
Provision for excess inventories	7.3	2.6	4.7	10.0	20.4
Non-cash interest expense	8.4	8.3	8.3	33.7	34.9
Cash portion of loss on debt repurchase	—	—	—	—	(2.4)
Deferred income taxes	(2.7)	1.9	1.6	2.6	0.7
Other	(0.3)	(0.7)	2.3	(1.8)	0.7
Changes in operating assets and liabilities	15.2	(30.5)	(32.6)	(17.4)	(59.1)

Net cash provided by operating activities	$159.8	$123.6	$102.3	$551.8	$276.9

*	Adjusted EBITDA represents net income (loss) before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a performance metric for the vesting/releasing of certain of our performance based equity awards, and for earning of corporate cash bonuses when applicable. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. We use this measure, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

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ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
Reconciliation of GAAP gross profit to non-GAAP gross profit:	December 31, 2010	October 1, 2010	December 31, 2009	December 31, 2010	December 31, 2009
GAAP gross profit	$237.6	$246.5	$194.6	$956.0	$620.7

Special items:
a) Expensing of appraised inventory fair market value step up	0.6	1.0	3.3	8.0	11.5
b) Amortization of intangibles	0.6	0.6	0.6	2.4	2.3

Total Special items	1.2	1.6	3.9	10.4	13.8

Non-GAAP gross profit	$238.8	$248.1	$198.5	$966.4	$634.5

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	41.0%	41.0%	39.1%	41.3%	35.1%

Special items:
a) Expensing of appraised inventory fair market value step up	0.1%	0.2%	0.7%	0.3%	0.7%
b) Amortization of intangibles	0.1%	0.1%	0.1%	0.2%	0.1%

Total Special items	0.2%	0.3%	0.8%	0.5%	0.8%

Non-GAAP gross margin	41.2%	41.3%	39.9%	41.8%	35.9%

Reconciliation of GAAP income to non-GAAP net income:
GAAP net income attributable to ON Semiconductor Corporation	$61.0	$87.8	$68.0	$290.5	$61.0

Special items:
a) Expensing of appraised inventory fair market value step up - cost of revenues	0.6	1.0	3.3	8.0	11.5
b) Amortization of intangible assets - cost of revenues	0.6	0.6	0.6	2.4	2.3
c) Amortization of acquisition related intangible assets - operating expenses	7.9	7.9	7.2	31.7	29.0
d) Restructuring, asset impairments and other, net	3.5	0.9	(0.7)	10.5	24.9
e) Goodwill and intangible impairment	16.1	—	—	16.1	—
f) Loss on debt prepayment	—	—	—	0.7	3.1
g) Non-cash interest expense	8.4	8.3	8.3	33.7	34.9
h) Cash taxes	1.1	1.3	(1.8)	2.2	(0.8)

Total Special items	38.2	20.0	16.9	105.3	104.9

Non-GAAP net income	$99.2	$107.8	$84.9	$395.8	$165.9

Non-GAAP net income per share:
Basic	$0.23	$0.25	$0.20	$0.92	$0.39

Diluted	$0.22	$0.25	$0.19	$0.89	$0.38

Weighted average common shares outstanding:
Basic	434.2	431.6	426.0	431.0	420.8

Diluted:	447.5	439.8	442.9	444.4	432.1

Total share-based compensation expense, related to the Company’s stock options, restricted stock units, restricted stock awards and employee stock purchase plan is included below.

	Quarter Ended			Year Ended
	December 31, 2010	October 1, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Cost of revenues	$3.0	$4.5	$3.1	$14.1	$13.7
Research and development	2.4	2.8	2.5	10.5	10.7
Selling and marketing	2.2	2.9	1.9	9.7	8.8
General and administrative	3.6	2.0	4.4	17.9	21.0
Restructuring	—	0.1	—	0.5	—

Total share-based compensation expense	$11.2	$12.3	$11.9	$52.7	$54.2

(1)	Certain amounts may not total due to rounding of individual components.

Reconciliation of non-GAAP net debt:
	December 31,	October 1,	December 31,
	2010	2010	2009
Current portion of long-term debt	136.0	135.8	205.9
Long-term debt	752.8	650.2	727.6
Cash, cash equivalents and short-term investments	(623.3)	(562.9)	(571.2)
Restricted cash	(142.1)	—	(5.9)

Total net debt	123.4	223.1	356.4

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor's current performance. Most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management's use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies' non-GAAP financial measures, even if they have similar names.

— Non-GAAP gross profit and gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including expensing of appraised inventory fair market value step up and amortization of intangible assets. In addition, it is an important component of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

— Non-GAAP net income and net income per share. The use of these non-GAAP financial measures allow management to evaluate the operating results of ON Semiconductor's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects and certain other special items as necessary. In addition, they are important components of management's internal performance measurement and reward as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

— Non-GAAP net debt. The use of this non-GAAP financial measure allows management to measure ON Semiconductor's ability to reduce debt, add to cash balances, repurchase stock, and fund investing and financing activities. Net debt is defined as total debt minus cash, cash equivalents and short-term investments and restricted cash. A reconcilation of net debt is provided above.